Exhibit 99.1

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Contacts: Sunesis Pharmaceuticals, Inc. Eric Bjerkholt 650-266-3717	Media Contact: Invigorate Communications Monique Greer 415-946-1075

Sunesis Reports Financial Results for the Third Quarter 2008

-- Conference Call Scheduled for Today at 11:00 a.m. EST --

SOUTH SAN FRANCISCO, Calif. (November 4, 2008) - Sunesis Pharmaceuticals, Inc. (Nasdaq: SNSS) today reported financial results for the third quarter ending September 30, 2008.

Total revenue for the third quarter of 2008 was $0.5 million, with a net loss of $7.1 million. As of September 30, 2008, cash, cash equivalents and marketable securities totaled $18.3 million, and debt totaled $1.6 million.

“In the third quarter of this year, we continued to make significant progress moving voreloxin forward in the clinic,” said Dan Swisher, Chief Executive Officer of Sunesis. “Enrollment in each of our ongoing ovarian and acute myeloid leukemia (AML) studies is strong, and we look forward to presenting new results from the AML studies at ASH in December.”

Recent Highlights

•
Exceeded the pre-specified protocol requirement of at least 9 complete remissions (CR) or complete remissions without full platelet recovery (CRp) in the first 30 evaluable patients for continuing the REVEAL-1 study. REVEAL-1 is a Phase 2 clinical trial of single-agent voreloxin in previously untreated elderly patients with AML.

•
Presented updated interim data from an ongoing Phase 2 clinical trial of single-agent voreloxin in platinum-resistant ovarian cancer patients at the 12th Biennial Meeting International Gynecologic Cancer Society. These data show encouraging durable anti-tumor activity in the 48 mg/m2 cohort, as measured by partial and complete responses, and preliminary progression-free survival. Voreloxin has generally been well tolerated at dose levels of 48 mg/m2 dosed every three weeks and 60 mg/m2 dosed every four weeks. Enrollment continues in the 75 mg/m2 cohort dosed every four weeks and the company is on track to complete enrollment of this cohort by the end of 2008.

•
Presented voreloxin mechanism of action data at the 20th EORTC-NCI-AACR Symposium on Molecular Targets and Cancer Therapeutics. Through its proven mechanism of action (topoisomerase II inhibition and DNA intercalation) and distinct chemical structure, voreloxin selectively and potently drives dividing cells into apoptosis, evades several common drug resistance pathways and may have advantages over other topoisomerase II inhibitors. Also at this symposium, the company presented preliminary results from its ongoing Phase 1 clinical trial of SNS-314, a pan-Aurora kinase inhibitor, in patients with advanced solid tumors.

•
Completed dose escalation of the Phase 1 trial of SNS-032, the company’s inhibitor of cyclin dependent kinases 2, 7 and 9. Results from this trial will be reported at the 50th American Society of Hematology Annual Meeting in December.

•
Received a milestone payment of $500,000 and a $375,000 convertible note from SARcode Corporation as a result of their initiation of a Phase 1 clinical trial of SAR1118, a small molecule LFA-1 product candidate for T-cell mediated ophthalmic diseases.

Financial Highlights

•
Collaboration and license revenue for the three months ended September 30, 2008 decreased to $0.5 million compared to $1.8 million for the same period in 2007. The decrease was primarily due to the conclusion of the research phase of the kinase inhibitor collaboration with Biogen Idec in June 2008.

•
Research and development expense decreased by $4.1 million, or 47 percent, to $4.7 million for the three months ended September 30, 2008, from $8.8 million for the same period in 2007. This decrease is primarily due to the termination of substantially all discovery research activities in June 2008.

•
General and administrative expense for the third quarter of 2008 was $2.8 million compared to $3.4 million for the same period in 2007. This decrease is primarily due to a decrease in personnel and office-related expenses.

•	The company reported a net loss of $7.1 million for the quarter ended September 30, 2008, compared to a reported net loss of $10.8 million for the same period in 2007.

•	Cash used in operating activities was $28.5 million for the nine months ended September 30, 2008, compared to $27.3 million for the same nine-month period in 2007.

Conference Call Information

Sunesis management will host a conference call to review third quarter progress and to provide a general business update on Tuesday, November 4, 2008, at 11:00 a.m. EST / 8:00 a.m. PST. Individual and institutional investors can access the call via 1-877-627-6566 (U.S. and Canada) or +1-719-325-4901 (international). To access the live audio webcast or the subsequent archived recording, visit the “Investors and Media - Calendar of Events” section of the Sunesis website at www.sunesis.com. The webcast will be recorded and available for replay on the company's website until November 18, 2008.

About Sunesis Pharmaceuticals

Sunesis is a biopharmaceutical company focused on the development and commercialization of new oncology therapeutics for the treatment of solid and hematologic cancers. Sunesis has built a highly experienced cancer drug development organization committed to advancing its lead product candidate, voreloxin, in multiple indications to improve the lives of people with cancer. For additional information on Sunesis Pharmaceuticals, please visit http://www.sunesis.com.

SUNESIS and the logo are trademarks of Sunesis Pharmaceuticals, Inc.

This press release contains forward-looking statements, including without limitation statements related to the potential safety and efficacy and commercial potential of voreloxin, planned additional clinical testing and development efforts, the timing of clinical trial enrollment and the anticipated announcement of clinical results. Words such as “look forward," "will," “encouraging,” “on track” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Sunesis' current expectations. Forward-looking statements involve risks and uncertainties. Sunesis' actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to Sunesis' need for additional funding, the risk that Sunesis' drug development activities could be halted significantly or delayed for various reasons, the risk that Sunesis' clinical trials for voreloxin, SNS-032 and SNS-314 may not demonstrate safety or efficacy or lead to regulatory approval, the risk that preliminary data and trends may not be predictive of future data or results, the risk that Sunesis' preclinical studies and clinical trials may not satisfy the requirements of the FDA or other regulatory agencies, risks related to the conduct of Sunesis' clinical trials, including the pace of enrollment, risks related to the manufacturing of Sunesis' product candidates and the risk that Sunesis' proprietary rights may not adequately protect the company's product candidates. These and other risk factors are discussed under "Risk Factors" and elsewhere in Sunesis' annual report on Form 10-K for the year ended December 31, 2007, its quarterly report on Form 10-Q for the quarter ended June 30, 2008 and other filings with the Securities and Exchange Commission. Sunesis expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

SUNESIS PHARMACEUTICALS, INC.
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2008	2007
ASSETS	(Unaudited)	(Note 1)

Current assets:
Cash and cash equivalents	$8,484,014	$11,726,126
Marketable securities	9,782,214	35,957,933
Prepaids and other current assets	616,182	945,583
Total current assets	18,882,410	48,629,642

Property and equipment, net	931,075	4,238,498
Assets held-for-sale	1,182,864	-
Deposits and other assets	377,798	377,798
Total assets	$21,374,147	$53,245,938

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and other accrued liabilities	$3,997,919	$4,515,426
Accrued compensation	1,189,334	2,225,868
Deferred revenue	39,583	1,227,031
Current portion of equipment financing	1,560,967	953,940
Total current liabilities	6,787,803	8,922,265

Non-current portion of equipment financing	-	1,352,684
Deferred rent liabilities	1,536,572	1,576,734
Total liabilities	8,324,375	11,851,683

Commitments

Stockholders' equity:
Common stock	3,440	3,437
Additional paid-in capital	322,314,385	320,579,240
Deferred stock-based compensation	-	(251,601)
Accumulated other comprehensive (loss) income	(3,475)	69,262
Accumulated deficit	(309,264,578)	(279,006,083)
Total stockholders' equity	13,049,772	41,394,255

Total liabilities and stockholders' equity	$21,374,147	$53,245,938

Note 1:	The consolidated balance sheet at December 31, 2007 has been derived from the audited financial statements at that date included in the Company's Form 10-K for the fiscal year ended December 31, 2007.

SUNESIS PHARMACEUTICALS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended		Nine months ended
	September 30,		September 30,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)
Revenue:
Collaboration revenue	$10,417	$1,830,274	$4,904,840	$7,366,805
License revenue	500,000	—	500,000	250,000
Total revenues	510,417	1,830,274	5,404,840	7,616,805

Operating expenses:
Research and development	4,662,556	8,787,118	21,668,055	27,792,058
General and administrative	2,827,797	3,408,693	9,328,987	10,749,034
Restructuring charges	192,225	1,217,848	5,389,745	1,217,848
Total operating expenses	7,682,578	13,413,659	36,386,787	39,758,940

Loss from operations	(7,172,161)	(11,583,385)	(30,981,947)	(32,142,135)

Interest income	138,668	796,731	868,465	2,310,285
Interest expense	(40,278)	(55,903)	(154,084)	(152,254)
Other income, net	8,599	232	9,071	1,159
Net loss	$(7,065,172)	$(10,842,325)	$(30,258,495)	$(29,982,945)

Basic and diluted loss per share	$(0.21)	$(0.32)	$(0.88)	$(0.95)

Shares used in computing basic and
diluted loss per share	34,401,519	34,315,961	34,381,335	31,667,511